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                                                                       EXHIBIT 5

                               OPINION OF COUNSEL


                                              September 28, 2001

Innovative Gaming Corporation of America
333 Orville Wright Court
Las Vegas, NV 89119

         RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as legal counsel to Innovative Gaming Corporation of America (the "COMPANY") in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") to be filed by the Company with the Securities and Exchange Commission on September 19, 2001, relating to the registration under the Securities Act of 1933, as amended, of a maximum of 12,656,309 shares of common stock, par value $.01 per share (the "COMMON STOCK") which has been issued to the selling shareholders listed in the Registration Statement (the "ISSUED COMMON SHARES"), or is issuable by the Company upon (i) the conversion of the Company's preferred stock and payments of dividends on such preferred stock (the "CONVERSION SHARES"), or (ii) the exercise of certain warrants (the "WARRANT SHARES") to purchase shares of Common Stock.

         Upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes hereof and including and in reliance upon certain certificates by the Company, it is our opinion that:

              1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

              2. The Issued Common Shares have been duly authorized, legally issued, are fully paid and non-assessable.

              3. The Conversion Shares and Warrant Shares has been duly authorized and, when issued as described in the registration statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/  MASLON EDELMAN BORMAN & BRAND, LLP